SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                         ________________


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            August 30, 1995

                     First Union Corporation

      (Exact name of registrant as specified in its charter)

     North Carolina                     1-10000             56-0898180

   (State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

            One First Union Center
          Charlotte, North Carolina                         28288-0013

     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code          (704)374-6565



  (Former name or former address, if changed since last report.)

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Item 5. Other Events.

     Since the announcement of the proposed merger between First Union and First Fidelity, the two companies have engaged in an extensive review of their consolidation plans. As a result of that review, the two companies have determined that they are in a position to accelerate a number of the integration processes, including conversions, termination of external operating contracts, training, severance and change of control obligations, and disposition of owned real estate and facilities, as well as other items.

     This accelerated consolidation, as well as further review of integration costs, will increase the one-time merger-related charge from the $140 million (after-tax), or 50 cents per share, estimated at the time of the merger announcement to $270 million (after-tax), or 97 cents per share. (Details of the revised charge are provided below.) First Union is reaffirming its previously announced estimates for the combined companies' earnings of $5.29 for 1995 and $6.31 for 1996, and believes that this accelerated consolidation program will provide substantial benefits over the next several years. In addition, it will enable the companies to maximize service to customers through a shorter transition period and expedite the delivery of First Union's products in First Fidelity's markets.

     The 1995 and 1996 earnings per share are estimated. Like all estimates of this type, there are many factors, such as changes in economic or competitive conditions, or changes in legislation or regulation, that are beyond First Union's and First Fidelity's control. These factors could affect actual results. As a result, and because of the judgmental aspect of any estimate, there are likely to be differences between such estimates and the actual results, and no assurance can be given that these estimates will be realized.

(In millions, after tax)

Severance and change in control related obligations. . . . . . . .  $105
Fixed asset write-downs and vacant space accrual. . . . . . . . . .   40
Accelerated disposition of owned real estate. . . . . . . . . . . .   30
Service contract terminations . . . . . . . . . . . . . . . . . . .   30
Professional fees. . . . . . . . . . . . . . . . . . . . . . . . .    30
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $270

     The merger-related charge includes $65 million in non-cash charges. Cash payments included in the merger-related charge are expected to be completed by the end of the second quarter of 1996. The "Other"
Category includes First Fidelity merger-related amounts, none of which exceeds $8 million.





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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              FIRST UNION CORPORATION


     Date: August 30, 1995         By:     /s/ Kent S. Hathaway
                                   Name:     Kent S. Hathaway
                                   Title:   Senior Vice President



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